UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2009

UNITEDHEALTH GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota	1-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 936-1300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 22, 2009, UnitedHealth Group Incorporated (the “Company”) issued a press release announcing its fourth quarter and full year 2008 results. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The press release contains the following non-GAAP financial measures:

1.	adjusted full year 2007 earnings from operations, operating cost ratio, and operating margin, each of which excludes certain charges under Section 409A of the Internal Revenue Code;

2.	adjusted third quarter 2008 earnings from operations and operating margin, each of which excludes a benefit from a change in the estimated net costs to settle two class action lawsuits related to the Company’s historical stock option practices (the “Option Practices Actions”);

3.	adjusted fourth quarter 2008 earnings from operations, net earnings, diluted net earnings per common share, operating cost ratio, operating margin, and income tax rate, each of which excludes a pre-tax operating cost charge for the settlement of class action litigation related to reimbursement for out-of-network medical services (the “Out-of-Network Reimbursement Action”) and a pre-tax reduction in operating costs for insurance recoveries and legal fees related to various matters;

4.	adjusted full year 2008 earnings from operations, net earnings, diluted net earnings per common share, operating cost ratio, operating margin, and income tax rate, each of which excludes the following items:

•	the items discussed in 3 above;

•	a pre-tax operating cost charge for the settlement of the Option Practices Actions and related legal costs;

•	a pre-tax operating cost charge for employee severance related to operating cost reduction initiatives and other items; and

•	a pre-tax reduction in operating costs for proceeds from the sale of certain assets and membership in the individual Medicare Advantage business in Nevada in May 2008; and

5.	adjusted full year 2008 cash flows from operations and ratio of cash flows from operations to net earnings, each of which excludes net cash payments for the settlement of the Option Practices Actions.

The most directly comparable GAAP financial measures to these non-GAAP measures are as follows:

Full year 2007 earnings from operations	$7.8 billion
Full year 2007 operating cost ratio	14.0%
Full year 2007 operating margin	10.4%
Third quarter 2008 earnings from operations	$1.6 billion
Third quarter 2008 operating margin	7.9%
Fourth quarter 2008 earnings from operations	$1.3 billion
Fourth quarter 2008 net earnings	$726 million
Fourth quarter 2008 diluted net earnings per common share	$0.60
Fourth quarter 2008 operating cost ratio	17.0%
Fourth quarter 2008 operating margin	6.3%
Fourth quarter 2008 income tax rate	35.4%
Full year 2008 earnings from operations	$5.3 billion
Full year 2008 net earnings	$3.0 billion
Full year 2008 diluted net earnings per common share	$2.40
Full year 2008 operating cost ratio	16.1%
Full year 2008 operating margin	6.5%
Full year 2008 income tax rate	35.6%
Full year 2008 cash flows from operations	$4.2 billion
Full year 2008 ratio of cash flows from operations to net earnings	1.4

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are attached to the press release.

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release dated January 22, 2009

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2009

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Christopher J. Walsh
Christopher J. Walsh
Senior Vice President, Senior Deputy General Counsel and Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated January 22, 2009

5